ASSIGNMENT OF OVER-RIDING ROYALTY INTEREST

THIS ASSIGNMENT is from William C Athens ("Assignor"), an individual, whose address is 1924 S. Utica Avenue, Suite 1201, Tulsa, Oklahoma 74104, to Liberty Energy Corp. (Assignee), whose address is 1200 Smith Street, Suite 1600, Houston, Texas 77002.

WHEREAS, Assignor is the holder and owner of an over riding royalty in Bulgaria referred to as the A-Lovech Block, for the exploration, development, and production of petroleum and other hydrocarbons. The A-Lovech Block is described in Exhibit "A".

WHEREAS, by this instrument Assignor desires to assign an over-riding royalty interest under the PSA.

NOW, THEREFORE, for Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby sells, assigns, transfers, and sets over to Liberty Energy Corp., a gross over-riding royalty interest of an undivided 1/64th of 1% of 8/8ths of the share of all hydrocarbons produced, saved, and marketed from or attributed or allocated to the area under the terms and conditions of the PSA referred to above in this Assignment, free and clear of any costs and expenses of development and operation of the area under the PSA, except taxes applicable to the over-riding royalty and the production or income therefrom and as otherwise provided herein. The over-riding royalty is assigned upon and subject to the following terms and provisions:

- This Assignment is subject to the terms and conditions set forth in the PSA.
- Assignor represents that he is the owner of the interest herein described and that the interest(s) is free and clear of all liens and encumbrances and warrants title to said over-riding royalty interest.
- Any reduction in contractors share will not dilute the over riding royalty interest.

IN WITNESS WHEREOF, this instrument is executed on the 25th day of September, 2009.

WCAthens

William C. Athens

State of Oklahoma)
County of Tulsa)

Before me, the undersigned, a Notary Public, in and for said County and State, on this 25th day of September in the year 2009, personally appeared William C. Athens, to me known to be the identical person who executed within the foregoing document and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes set forth.

Given my hand and seal of office the day and year last above written.

My commission expires 8-24-2012
Notary Public Janet Sue Hardy

JANET SUE HARDY
Notary Public
State of Oklahoma
Commission # 00011554